Exhibit 10.5

AMENDMENT TO CONTRIBUTION AGREEMENT

THIS AMENDMENT TO CONTRIBUTION AGREEMENT (this “Amendment”), dated as of November 1, 2007, is entered into by and between Quicksilver Resources Inc., a Delaware corporation (“Quicksilver”), and BreitBurn Operating L.P., a Delaware limited partnership (“BreitBurn”). Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Contribution Agreement referred to below.

RECITALS

WHEREAS, Quicksilver and BreitBurn entered into that certain Contribution Agreement dated as of September 11, 2007 (the “Contribution Agreement”); and

WHEREAS, Quicksilver and BreitBurn desire to amend and restate certain Disclosure Schedules attached to the Contribution Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants, conditions and agreements contained herein and in the Contribution Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parties, intending to be legally bound by the terms hereof, agree as follows:

Section 1                                               Amendment and Restatement of certain Disclosure Schedules and Exhibits. Effective immediately prior to the Closing, Exhibit A-1, Exhibit A-2, Exhibit A-3, and Schedule 4.17 to the Contribution Agreement are hereby amended and restated in their entirety to read as set forth on Exhibit A-1, Exhibit A-2, Exhibit A-3, and Schedule 4.17 , respectively, attached hereto. Effective as of September 11, 2007, Exhibit A-5, Schedule 4.15 and Schedule 6.8 to the Contribution Agreement are hereby amended and restated in their entirety to read as set forth on Exhibit A-5, Schedule 4.15 and Schedule 6.8, respectively, attached hereto.

Section 2                                               Preliminary Settlement Statement. Notwithstanding anything to the contrary contained in the Contribution Agreement, no adjustments shall be made to the Initial Consideration at Closing pursuant to the Preliminary Settlement Statement and the Closing Date Consideration shall equal the Initial Consideration. All adjustments to the Closing Date Consideration shall be made pursuant to the Final Settlement Statement.

Section 3                                               Severability. If any provision of this Amendment shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Amendment shall not be affected and shall remain in full force and effect.

Section 4                                               Governing Law. This Amendment and the rights and duties of the Parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Texas (excluding any conflict of laws, rule or principle that might refer the governance or construction of this Amendment to the law of another jurisdiction), other than matters dealing with the ownership of real property or interests therein, which shall be governed by the laws of the state where such property is located.

Section 5                                               Counterparts. This Amendment may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Section 6                                               Ratification. The Parties hereby ratify and approve the Contribution Agreement, as amended hereby, and the Parties acknowledge that all of the terms and provisions of the Contribution Agreement, as amended hereby, are and remain in full force and effect.

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IN WITNESS WHEREOF, this Amendment is executed by the Parties as of the date set forth above.

QUICKSILVER RESOURCES INC.

By:
Philip Cook
Senior Vice President – Chief Financial Officer

BREITBURN OPERATING L.P.

By:	BreitBurn Operating GP, LLC,
its General Partner

By:
Halbert S. Washburn
Co-Chief Executive Officer

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